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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TMP Worldwide Inc.
New York, New York

    We hereby consent to the incorporation by reference in the previously filed Registration Statements (Nos. 333-81843, 333-63631, 333-50699 and 333-18937) of
TMP Worldwide Inc. and Subsidiaries of our reports dated June 26, 2000, relating to the supplemental consolidated financial statements and schedule of TMP Worldwide Inc. and Subsidiaries appearing in the Company's Current Report on Form 8-K dated July 21, 2000.

                                        /s/ BDO SEIDMAN, LLP
                                        BDO SEIDMAN, LLP

New York, New York
July 19, 2000